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										EXHIBIT 22

C-TEC CORPORATION



LIST OF SUBSIDIARIES

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                                              STATE OF
PERCENT

NAME                                       INCORPORATION
OWNED

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C-TEC CABLE SYSTEMS, INC.	DELAWARE	100.00%

C-TEC CABLE SYSTEMS OF MICHIGAN, INC.	PA.	100.00%

COMVIDEO SYSTEMS, INC.	PA.	100.00%

C-TEC CABLE SYSTEMS OF NEW YORK, INC.	PA.	100.00%

C-TEC CABLE SYSTEMS OF PENNSYLVANIA, INC.	PA.	100.00%

C-TEC CABLE SYSTEM SERVICES, INC.	PA.	100.00%

C-TEC CABLE UNIVERSITY SYSTEMS, INC.	DELAWARE	100.00%

RCN OF NEW YORK, INC.	NEW YORK	100.00%

HOMELINK LIMITED PARTNERSHIP	NEW JERSEY	80.355%

HERITAGE CABLE SYSTEMS, INC.	PA.	100.00%

COMMONWEALTH TELEPHONE CO.	PA.	100.00%

CELLULAR PLUS, INC.	DELAWARE	100.00%

COMMONWEALTH CELLULAR TELEPHONE

 SERVICES, INC.	DELAWARE	100.00%

MOBILFONE, INC.	PA.	100.00%

PAGING PLUS, INC.	PA.	100.00%

C-TEC CELLULAR CENTRE COUNTY, INC.	PA.	100.00%

CELLULAR PLUS SERVICES, INC.	PA.	100.00%

CELLULAR PLUS OF IOWA, INC.	DELAWARE	100.00%

NEPA SMSA LIMITED PARTNERSHIP	DELAWARE	78.98%

ALLENTOWN SMSA LIMITED PARTNERSHIP	PA.	4.00%

READING SMSA LIMITED PARTNERSHIP	PA.	10.00%

PA 3 RSA LIMITED PARTNERSHIP	DELAWARE	99.97%

PA 4 RSA LIMITED PARTNERSHIP	DELAWARE	99.97%

PA 5 RSA LIMITED PARTNERSHIP	PA.	28.5715%

IOWA CITY CELLULAR TELEPHONE CO., INC.	DELAWARE	93.005%

C-TEC PROPERTIES, INC.	DELAWARE	100.00%

SRHC, INC.	PA.	100.00%

COMMONWEALTH COMMUNICATIONS, INC.	PA.	100.00%

COMMONWEALTH LONG DISTANCE COMPANY	PA.	100.00%

TMH, INC.	DELAWARE	100.00%

TEC AIR, INC.	DELAWARE	100.00%

C-TEC SERVICES, INC.	PA.	100.00%

C-TEC FINANCIAL SERVICES, INC.	NEVADA	100.00%

C-TEC TELEPHONE PROPERTIES, INC.	DELAWARE	100.00%

C-DON PARTNERSHIP	PA.	50.00%

CLNS GENERAL PARTNERSHIP	PA.	40.00%

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